                               JOINT VENTURE AGREEMENT

                                        AMONG

                           UNITED WISCONSIN SERVICES, INC.,

                    BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN,

                    COMPCARE HEALTH SERVICES INSURANCE CORPORATION

                                         AND

                             NORTHWOODS HEALTH CARE, LLC





                              1ST DAY OF JULY, 1996

                               JOINT VENTURE AGREEMENT




     This Joint Venture Agreement ("Agreement") is entered into on this 1st day of July, 1996, by and among United Wisconsin Services, Inc., a corporation organized under Chapter 180 of the Wisconsin Statutes ("UWS"), Blue Cross & Blue Shield United of Wisconsin, a service insurance corporation organized under Chapter 613 of the Wisconsin Statutes ("Blue Cross"), Compcare Health Services Insurance Corporation, a health maintenance organization organized under Chapter 611 of the Wisconsin Statutes ("Compcare") and Northwoods Health Care, LLC, a limited liability company organized under Chapter 183 of the Wisconsin Statutes ("NHC").




                                       RECITALS



     WHEREAS, UWS, Blue Cross and Compcare (collectively, the "UWS Parties") desire to develop and market a broad array of quality, competitive managed health care products, including health maintenance organization ("HMO") and point-of-service ("POS") products and a Medicare managed care product, in the northern region of Wisconsin, utilizing the relationships with health care providers that NHC has and continues to build in that region; and

     WHEREAS, NHC desires to obtain the resources and insurance expertise of the UWS Parties as necessary to further its goal of offering a broad array of quality, competitive managed health care products including HMO and POS products in the northern region of Wisconsin; and

     WHEREAS, the UWS Parties and NHC (collectively, the "Parties") wish to coordinate their efforts through a joint venture arrangement (the "Joint Venture") upon the terms and conditions set forth in this Agreement to achieve the objectives set forth in the recitals above.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                      ARTICLE 1
                               JOINT VENTURE FORMATION

A. JOINT VENTURE PRODUCTS. Through a series of implementing contracts with one another and with third parties, the Parties shall jointly offer a broad spectrum of managed health care products, including HMO and POS products (collectively, the "Products") on both a fully-insured and self-insured basis, to groups and individuals.

B. SERVICE AREA. The initial service area of the Joint Venture shall be comprised of the following Wisconsin counties: Clark, Florence, Forest, Iron, Langlade, Lincoln, Marathon, Marinette, Menominee, Oconto, Oneida, Portage, Price, Shawano, Taylor, Waupaca, Wood and Vilas counties (collectively, the "Service Area"). Upon mutual agreement of the Parties and the receipt of necessary regulatory approval, the service area of the Joint Venture may be expanded.

C. AGENCY RELATIONSHIP. This Agreement shall not create any agency relationship between the Parties other than as specifically enumerated herein and in the agreements and documents to be executed and performed pursuant hereto (collectively, the "Joint Venture Documents"). The relationship between the Parties is that of independent contractors in a cooperative arrangement. It is not the intent of the Parties to create, nor should this Agreement be construed to create, a partnership or an employment relationship between the Parties. This Agreement creates no fiduciary relationship between the Parties.



                                      ARTICLE 2
                                 GOVERNING COMMITTEE

A. GOVERNING COMMITTEE REPRESENTATION. The Joint Venture shall be managed by a governing committee ("Governing Committee") which shall consist of six
     (6) members, three (3) appointed by the UWS Parties and three (3) appointed by NHC.

B. DUTIES OF THE GOVERNING COMMITTEE. The Governing Committee shall serve as a forum for affording the Parties the opportunity to collaborate and coordinate the development and marketing of the Products. The Governing Committee shall not be a separate legal entity and shall have no authority to bind the Parties in any manner. The Governing Committee shall establish such books, records and accounts for the Joint Venture as it deems reasonably necessary and shall allow each of the Parties, upon request, to review such books, records and accounts. The Governing Committee shall maintain records of all of its meetings and recommendations made. The Governing Committee may establish such subcommittees as it deems appropriate; provided, however, that any subcommittee so created must be comprised of an equal number of representatives from each entity entitled to appoint members to the Governing Committee.

C. MEETINGS AND VOTING REQUIREMENTS. The Governing Committee shall meet at least once every fiscal quarter. A chairperson, who shall be a voting member of the Governing Committee, shall preside over each meeting. Members of the Governing Committee may participate in meetings either telephonically or in person. Any action that the Governing Committee may take at a meeting may be taken instead by a written consent signed by all of the members of the Governing Committee. The UWS Parties and NHC, respectively, shall each have the power to appoint a chairperson every alternate year for a one (1) calendar year term. NHC may appoint a chairperson for the first calendar year upon the Effective Date of this Joint Venture (as hereinafter defined). The Governing Committee may not take any action without the approval of at least a quorum of its members. Four members of the Governing Committee shall constitute a quorum. The Joint Venture shall not pay members of the Governing Committee.



                                      ARTICLE 3
                                 INSURANCE OPERATIONS

A. UWS. UWS shall provide administrative services to the Joint Venture including, but not limited to, accounting, actuarial, financial reporting, management information, legal and investment services according to the terms of an administrative services agreement ("Administrative Services Agreement") attached as EXHIBIT A. UWS shall be compensated for providing administrative services on a reasonable cost basis such that all administrative "profit" will remain with the Products to be shared equally by the Parties as underwriting profit.

B. BLUE CROSS. Blue Cross shall be the sole underwriter of the indemnity segment of POS Products. Blue Cross shall have sole authority, without approval of the Governing Committee being required, to perform all duties of an insurer for insurance business underwritten or administered by Blue Cross.

C. COMPCARE. Compcare shall be the sole underwriter for insured and self-insured HMO products and the HMO segment of POS products. Compcare shall also serve as the administrator for HMO plans and the HMO and indemnity segments of POS plans. Compcare shall have sole authority, without approval of the Governing Committee being required, to perform all duties of an insurer for the Products underwritten or administered by Compcare.

                                      ARTICLE 4
                              MEDICAL SERVICES AGREEMENT

NHC shall arrange for the delivery of all health care services for the Joint Venture according to the terms of the medical services agreement (the "Medical Services Agreement") between NHC and the UWS Parties attached hereto as EXHIBIT
B. The capitation rates NHC will be paid by the UWS Parties for the initial three year term of the Joint Venture shall be as established in the attached EXHIBIT C. Capitation shall be paid to NHC on a monthly basis for each enrolled plan member; such capitation shall be adjusted for age, sex and benefit plan design. The capitation rate for each additional one (1) year term(s), if any, after the initial term of the Joint Venture shall be established in a written agreement between the Parties by June 30 of each year, to become effective in the next succeeding calendar year. It is the expectation of the Parties that NHC shall capitate or otherwise compensate providers under the agreements NHC will have with providers for the delivery of health care services under the Joint Venture. Such provider agreements, executed by NHC and individual providers, shall include provision for (i) a withhold of at least fifteen percent (15%), unless such withhold is waived by unanimous consent of the Governing Committee; and (ii) periodic price adjustments. The overall responsibility for medical management shall remain with the underwriters; however, the Medical Services Agreement shall define those responsibilities relating to medical management and utilization review which shall be delegated to NHC.



                                      ARTICLE 5
                                     RISK-SHARING

A.   CAPITATION RISK.  The Parties shall share in capitation risk as follows:

     1. In the event that claims for covered health care services exceed the capitation paid to NHC by Blue Cross and Compcare under the terms of the Medical Services Agreement ("Aggregate Service Loss"), the provider withhold shall first be applied to reduce the deficit. After the withhold has been applied, the UWS Parties shall pay NHC fifty percent (50%) of any remaining Aggregate Service Loss.

     2. In the event that claims for covered health care services are less than the capitation paid to NHC by Blue Cross and Compcare under the terms of the Medical Services Agreement ("Aggregate Service Profit"), the withhold shall be returned to the providers; then NHC shall pay to the UWS Parties fifty percent (50%) of any remaining Aggregate Service Profit.

     3. Subject to section 5.D., below, relating to reconciliation following the initial term of this Agreement, calculation of Aggregate Service Losses and Aggregate Service Profits shall be made at the end of each calendar year and shall be paid within 120 days after the end of the calendar year.

B. UNDERWRITING RISK. The Parties shall share in underwriting risk as follows:

     1. In the event that before tax, the Products' aggregate sum of net earned premium is less than the Products' aggregate sum of capitation and administrative expenses ("Aggregate Net Underwriting Loss"), NHC shall pay the UWS Parties fifty percent (50%) of the Aggregate Net Underwriting Loss.

     2. In the event that before tax, the Products' aggregate sum of net earned premium is greater than the Products' aggregate sum of capitation, incurred claims and administrative expenses ("Aggregate Net Underwriting Profit"), the UWS Parties shall pay NHC fifty percent (50%) of the Aggregate Net Underwriting Profit.

     3. Subject to section 5.D. below, relating to reconciliation following the initial term of this Agreement, calculation of Aggregate Net Underwriting Losses and Aggregate Net Underwriting Profits shall be made at the end of each calendar year and shall be paid within 120 days after the end of the calendar year.

C. LIMITATION ON RISK-SHARING. As a condition precedent to the UWS Parties' obligations under this Agreement, Howard Young Health Care, Inc. shall provide capitalization to NHC of $1.5 million for the initial term of the Agreement. Such capitalization shall be in the form of either cash or a non-revocable letter of credit from Howard Young Health Care, Inc. or another party acceptable to UWS. UWS shall not unreasonably withhold permission to substitute another party for all or part of the irrevocable letter of credit. NHC's obligation for sharing in Aggregate Service Losses and Aggregate Net Underwriting Losses during the initial three (3) year term of the Agreement shall be limited to a total of $1.5 million. If the Joint Venture is extended for an additional term or terms, NHC shall provide additional capitalization as mutually agreed by the Parties.

D. RECONCILIATION FOLLOWING INITIAL TERM. The Parties shall reconcile amounts owed with respect to the Aggregate Service Profit (Loss) and the Aggregate Net Underwriting Profit (Loss) within 180 days after the end of the initial three (3) year term of this Agreement. Either Party may offset any balance, whether on account of Aggregate Service Profit (Loss) or Aggregate Net Underwriting Profit (Loss), due from one party to the other under this Agreement.

                                      ARTICLE 6
                                 TERM AND TERMINATION

A. TERM. The initial term of this Agreement shall commence on the ____ day of ____, 1996, ("Effective Date") and terminate three (3) calendar years from the Effective Date, on the 31st day of December, 1999. The Joint Venture shall automatically renew for additional one year terms unless written notice of termination is given in accordance with section 6.B., below.

B.   TERMINATION.  This Agreement may be terminated as follows:

     1. Either party may terminate this Agreement at the end of the initial three (3) year term or any subsequent term upon 180 days advance written notice to all other Parties. Termination shall be effective on December 31.

     2. All providers with whom NHC has contracted to provide health care services under this Joint Venture Agreement shall continue to provide services according to the terms of the applicable Product benefit plan until the end of the then current term of such benefit plan.

     3. The capitation amounts paid to NHC for the provision of health care services, as referenced in Article 4 herein, shall continue to be paid until the end of applicable Product benefit plan years thereunder and at the rates in effect at the time of termination.

C.   EFFECT OF TERMINATION.

     1. Upon termination, the Parties may mutually agree to form an HMO and transfer the business of the Joint Venture to said HMO.

     2. In the event the Joint Venture is terminated and the Parties do not agree to form the HMO referenced in section 6.C.1. above, then the UWS Parties shall have the right to retain all business of the Joint Venture. However, upon such termination or upon transfer or sale of the membership by the underwriter(s) to a third party, the Governing Committee shall approve the amount of consideration, if any, to be paid by the underwriter(s) to NHC. Consideration shall be calculated to reflect any adverse impact to the UWS Parties and NHC with respect to the risk-sharing described in Article 5 herein. If the Governing Committee disapproves any consideration offered by the underwriter(s), then the amount of the consideration to be paid by the underwriter(s) to NHC shall be subject to binding arbitration as provided in Article 7.

     3. Notwithstanding the termination of the Joint Venture, all provider agreements entered into by the Parties shall continue until their scheduled termination date.



                                      ARTICLE 7
                                     ARBITRATION

A. If any dispute arises between the Parties to this Agreement with reference to the interpretation of this Agreement or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Agreement, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third to be chosen by the other two arbitrators.

B.   If either party refuses or neglects to appoint an arbitrator within thirty
     (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree on the selection of a third arbitrator within thirty (30) days of their appointment, each of them shall name two, of whom the other shall strike one, and the selection of the third arbitrator shall be made by drawing lots. All arbitrators shall be present or former executive officers of insurance or reinsurance companies other than the Parties to this Agreement or Underwriters at Lloyd's of London.

C. The arbitrators shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. They are relieved of all judicial formalities and may abstain from following the strict rules of law, and they shall make their award with a view of effecting the general purpose of this Agreement in a reasonable manner rather than in accordance with a literal interpretation of the language. Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the third arbitrator.

D. The decision in writing of any two arbitrators, when provided to the Parties pursuant to section 9.I of this Agreement, shall be final and binding on both parties. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and the arbitration. Said arbitration shall take place in Milwaukee, Wisconsin, unless some other place is mutually agreed upon by the parties.

                                      ARTICLE 8
                            REPRESENTATIONS AND WARRANTIES

A. REPRESENTATIONS AND WARRANTIES OF NHC. NHC hereby represents and warrants to the UWS Parties as follows: (1) NHC is a corporation duly organized, validly existing and in current standing under the laws of the State of Wisconsin. (2) The execution, delivery and performance of this Agreement and all documents to be executed and delivered by the entities hereunder:
     (a) are within their respective corporate power; (b) have been duly authorized by all necessary or proper corporate and other action, including the consent of shareholders, members or boards of directors, where required; (c) are not in contravention of any provision of their respective articles of incorporation or bylaws; (d) do not violate any law, statute, ordinance, rule or regulation or any order or decree of any court or governmental instrumentality applicable to them; and (e) do not conflict with or result in the breach of, or constitute a default under, any agreement or other instrument to which NHC is a party.

B. REPRESENTATIONS AND WARRANTIES OF UWS PARTIES. Blue Cross, Compcare and UWS, each hereby represent and warrant to NHC as follows: (1) Blue Cross, Compcare and UWS, respectively, are corporations duly organized, validly existing and in current standing under the laws of the State of Wisconsin.
     (2) The execution, delivery and performance of this Agreement and all documents to be executed and delivered by the entities hereunder: (a) are within their respective corporate power; (b) have been duly authorized by all necessary or proper corporate and other action, including the consent of shareholders, members or boards of directors, where required; (c) are not in contravention of any provision of their respective articles of incorporation or bylaws; (d) do not violate any law, statute, ordinance, rule or regulation or any order or decree of any court or governmental instrumentality applicable to them; and (e) do not conflict with or result in the breach of, or constitute a default under, any agreement or other instrument to which any of the UWS Parties is a party.

C. ENFORCEABILITY. The UWS Parties and NHC each have the right to bring an action for up to three years from the Effective Date of this Agreement for any and all legal and equitable remedies available in the event any of the representations or warranties of either Party as stated in sections 8.A. and 8.B. of this Agreement prove to be untrue.

D. HOLD HARMLESS. UWS Parties shall indemnify and hold harmless NHC from any and all claims, liabilities, damages or other costs to the extent they result from or arise out of acts or omissions of the UWS Parties or any of the UWS Parties' employees or agents that constitute criminal conduct, negligence or willful misconduct with respect to the UWS Parties' responsibilities under the Joint Venture. NHC shall indemnify and hold harmless the UWS Parties from any and all claims, liabilities, damages or other costs to the extent they result from or arise out of acts or omissions of NHC or any of NHC's employees or agents that constitute criminal conduct, negligence or willful misconduct with respect to NHC's responsibilities under the Joint Venture.



                                      ARTICLE 9
                                  GENERAL PROVISIONS

A. NON-EXCLUSIVITY. This Agreement shall be non-exclusive. The Parties are free to compete in the Service Area with any products and with any other entities.

B. AMENDMENTS. This Agreement may be amended only by the consent of the Parties expressed in a written addendum; and such addendum, when executed by all Parties, shall be deemed to be an integral part of this Agreement and binding on the Parties.

C. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and bind each of the Parties and their successors and assigns. Neither this Agreement nor any right hereunder nor any part hereof may be assigned by any party without the prior written consent of the other Parties and all necessary regulatory authorities.

D. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Wisconsin applicable to a contract executed and to be performed in such state.

E. HEADINGS. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

F. WAIVER. The failure of any party at any time or enforce any provision of this Agreement shall not be construed as a waiver of that provision and shall not affect the right of any party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

G. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

H. CONFIDENTIALITY. The Parties acknowledge that all materials and information of either Party which has or will come into the possession of another party in connection with this Agreement consists of confidential and proprietary data. Each Party agrees to hold such material and information in strictest confidence, not to make use thereof other than for the performance of this Agreement, and not to release or disclose it to any third party other than for the performance of this Agreement.

I. NOTICES. Any notice or communication given pursuant to this Agreement must be in writing and will be deemed to have been duly given if mailed (by registered or certified mail, postage prepaid, return receipt requested), or if transmitted by facsimile, or if delivered by courier, as follows:


          TO BLUE CROSS:

          Blue Cross & Blue Shield United of Wisconsin
          401 West Michigan Street
          Milwaukee, Wisconsin  53203
          Facsimile:  (414) 226-6229
          Attention:  Penny J. Siewert

          TO UWS:

          United Wisconsin Services, Inc.
          401 West Michigan Street
          Milwaukee, Wisconsin  53203
          Facsimile:  (414) 226-6229
          Attention:  Thomas R. Hefty

          TO COMPCARE:

          Compcare Health Services Insurance Corporation
          401 West Michigan Street
          Milwaukee, Wisconsin  53203
          Facsimile:  (414) 226-6229
          Attention:  Roger A. Formisano

          TO NHC:

          Howard Young Health Care, Inc.
          P. O. Box 470
          Woodruff, Wisconsin 54568
          Facsimile:  715-356-6097
          Attention:  Douglas O. Rosenberg


     All notices and other communications required or permitted under this Agreement that are addressed as provided in this paragraph will, whether sent by mail, facsimile, or courier, be deemed given upon the first business day after actual delivery to the party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by the facsimile confirmation). Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.


     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representative as of the date first set forth above.



                              BLUE CROSS & BLUE SHIELD
                              UNITED OF WISCONSIN


                              By:
                                 ---------------------------------

                              Title:
                                    ------------------------------

                              Date:
                                   -------------------------------


                              UNITED WISCONSIN SERVICES, INC.


                              By:
                                 ---------------------------------

                              Title:
                                    ------------------------------

                              Date:
                                   -------------------------------

                              COMPCARE HEALTH SERVICES
                              INSURANCE CORPORATION


                              By:
                                 ---------------------------------

                              Title:
                                    ------------------------------

                              Date:
                                   -------------------------------



                              NORTHWOODS HEALTH CARE, LLC


                              By:
                                 ---------------------------------

                              Title:
                                    ------------------------------

                              Date:
                                   -------------------------------

                    AMENDMENT TO JOINT VENTURE AGREEMENT

     This Amendment to the Joint Venture Agreement (the "Amendment") is made and entered into this 24 day of October 1996, by and among United
Wisconsin Services, Inc., a corporation organized under chapter 180 of the Wisconsin Statutes ("UWS"), Blue Cross & Blue Shield United of Wisconsin, a service insurance corporation organized under Chapter 613 of the Wisconsin Statutes ("Blue Cross"), Compcare Health Services Insurance Corporation, a health maintenance organization organized under Chapter 611 of the Wisconsin Statutes ("Compcare") and Northwoods Health Care, LLC, a limited liability company organized under Chapter 183 of the Wisconsin Statutes ("NHC").

     WHEREAS, the parties entered into a certain joint venture agreement dated July 1, 1996 (the "Agreement");

     WHEREAS, the Agreement provides for an initial term of three calendar years, commencing on July 1, 1996 and terminating on December 31, 1999; and

     WHEREAS, the parties desire to amend the Agreement to extend the initial term to five calendar years, commencing on July 1, 1996 and terminating on December 31, 12001, and to amend other provisions of the Agreement consistent with this extension.

     NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. The parties agree that Article 4, relating to the Medical Services Agreement, is hereby amended to read in its entirety as follows:

     NHC shall arrange for the delivery of all health care services for the Joint Venture according to the terms of a medical services agreement (the "Medical Services Agreement") between NHC and Compcare, attached hereto as EXHIBITS B. The capitation rates to be paid to NHC by Compcare for calendar years 1997, 1998 and 1999 shall be as established in the attached EXHIBIT C. Capitation shall be paid to NHC on a monthly basis for each enrolled plan member; such capitation shall be adjusted for age, sex and benefit plan design. Compcare and NHC shall establish the capitation rate for each additional calendar year of the Joint Venture, including any extensions thereof, in a written agreement by June 30 of each year, such capitation rate to become effective in the next succeeding calendar year. It is the expectation of the Parties that Compcare and NHC will capitate providers for the delivery of health care services under the Joint Venture. The provider agreements, executed by NHC, Compcare and individual providers, shall include provision for: (i) a withhold of at least fifteen percent (15%), unless such withhold is waived by unanimous consent of the Governing Committee; and (ii) periodic price adjustments. The overall responsibility for medical management shall remain with the underwriters; however, the Medical Services Agreement shall define those responsibilities relating to medical management and utilization review that shall be delegated to NHC.

     2. The parties agree that section 5.C, relating to limitation on risk-sharing, is hereby amended to read in its entirety as follows:

          5.C. LIMITATION OF RISK-SHARING. As a condition precedent to the UWS Parties' obligations under this Agreement, Howard Young Health Care,
     Inc. shall provide capitalization to NHC of TWO (2) MILLION DOLLARS for the initial term of the Agreement. Such capitalization shall be in the form of either cash or a non-revocable letter of credit from Howard Young Health Care, Inc. or another party acceptable to UWS.
     UWS shall not unreasonably withhold permission to substitute another party for all or part of the irrevocable letter of credit. NHC's obligation for sharing in Aggregate Service Losses and Aggregate Net Underwriting Losses during the initial five (5) year term of the Agreement shall be limited to a total of TWO (2) MILLION DOLLARS. If the Joint Venture is extended for an additional term or terms, NHC shall provide additional capitalization as mutually agreed by the Parties.

     3. The parties agree that amounts owed with respect to the Aggregate Service Profit (Loss) and the Aggregate Net Underwriting Profit (Loss) shall be reconciled at the end of the initial five year term, and that section 5.D is hereby amended to read in its entirety as follows:

          5.D RECONCILIATION FOLLOWING INITIAL TERM. The UWS Parties and NHC shall reconcile amounts owed with respect to the Aggregate Service
     Profit (Loss) and the Aggregate Net Underwriting Profit (Loss) within
     180 days after the end of the initial five (5) year term of this Agreement. Either Party may offset any balance, whether on account of Aggregate Service Profit (Loss) or Aggregate Net Underwriting Profit
     (Loss) or Aggregate Net Underwriting Profit (Loss), due from one party to the other under this Agreement.

     4. The parties hereby agree that the initial term of the joint venture shall commence on July 1, 1996 and terminate on December 31, 2001, and that sections 6.A and 6.B are hereby amended to read in their entirety as follows:

          6.A TERM. The initial term of this Agreement shall commence on July 1, 1996, (the "Effective Date") and terminate five (5) calendar years from the Effective Date on December 31, 2001. The Joint Venture shall automatically renew for additional one year terms unless written notice of termination is give in accordance with section 6.B, below.

          6.B  TERMINATION.  This Agreement may be terminated as follows:

               1. Any party may terminate this Agreement at the end of the initial five (5) year term, or any subsequent term, upon 180 days advance written notice to all other parties. Termination shall be effective on December 31.

               2. All providers with whom NHC and Compcare have contracted to provide health care services under this Joint Venture Agreement shall continue to provide services according to the terms of the applicable Product benefit plan until the end of the then current term of such benefit plan.

               3. The capitation amounts paid to NHC for the provision of health care services, as referenced in Article 4 herein, shall continue to be paid until the end of the applicable Product benefit plan years thereunder and at the rates in effect at the time of termination.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective representatives and to become effective as of the Effective Date.

                                       BLUE CROSS & BLUE SHIELD
                                       UNITED OF WISCONSIN

                                       By:
                                           ----------------------------------
                                       Title:
                                              -------------------------------
                                       Date:
                                             --------------------------------


                                       UNITED WISCONSIN SERVICES, INC.

                                       By:
                                           ----------------------------------
                                       Title:
                                              -------------------------------
                                       Date:
                                             --------------------------------


                                       COMPCARE HEALTH SERVICES
                                       INSURANCE CORPORATION

                                       By:
                                           ----------------------------------
                                       Title:
                                              -------------------------------
                                       Date:
                                             --------------------------------


                                       NORTHWOODS HEALTH CARE, LLC

                                       By:
                                           ----------------------------------
                                       Title:
                                              -------------------------------
                                       Date: October 24, 1996
                                             --------------------------------